UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SUSSEX BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Sussex Bancorp, the holding company for Sussex Bank, to be held on April 26, 2017, at 10:00 a.m., Eastern time, at the office of Sussex Bancorp, located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Sussex Bancorp has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interest of Sussex Bancorp and its shareholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Sussex Bancorp and Sussex Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Anthony Labozzetta
President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (844) 256-7328

SUSSEX BANCORP
100 Enterprise Drive, Suite 700
Rockaway, New Jersey 07866

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Wednesday, April 26, 2017
TIME	10:00 a.m. Eastern time
PLACE	Sussex Bancorp 100 Enterprise Drive, Suite 700 Rockaway, New Jersey 07866
ITEMS OF BUSINESS	(1) Election of the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.
(2) Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
(3) Consideration and approval of a non-binding advisory resolution on the compensation of our named executive officers.
(4) Consideration of any other business properly brought before the Annual Meeting, or at any adjournment or postponement thereof.
RECORD DATE	The record date for the Annual Meeting is March 2, 2017. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
PROXY VOTING	You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Linda Kuipers
Secretary
Rockaway, New Jersey
March 23, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2017.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available free of charge at http://www.snl.com/irweblinkx/GenPage.aspx?IID=4015338&GKP=203214.

i

SUSSEX BANCORP
100 Enterprise Drive, Suite 700
Rockaway, New Jersey 07866
(844) 256-7328

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2017

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or the Board, of Sussex Bancorp is soliciting your proxy to vote at the 2017 Annual Meeting of Shareholders. This proxy statement and proxy card are being mailed to shareholders on or about March 23, 2017. As used in this proxy statement, “we,” “us,” “our” and “Company” refer to Sussex Bancorp and/or its subsidiaries, depending on the context. The term “Annual Meeting,” as used in this proxy statement, means the 2017 annual meeting of shareholders and includes any adjournment or postponement of such meeting.

Who can vote at the Annual Meeting?

Only shareholders of record as of the close of business on March 2, 2017 will be entitled to vote at the Annual Meeting. On this date, there were 4,780,655 shares of common stock issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 2, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 2, 2017, your shares were held not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors.  Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the three nominees receiving the most “FOR” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of BDO USA, LLP, or BDO, as our independent registered public accounting firm for the fiscal year ending December 31, 2017 will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

Proposal 3: Consideration and Approval of a Non-binding Advisory Resolution on the Compensation of Our Named Executive Officers.  The approval of the non-binding advisory resolution on the compensation of our named executive officers will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. The election of directors is no longer considered “routine.” Proposals 1 and 3 are considered “non-routine” and Proposal 2 is considered “routine” under The NASDAQ Marketplace Rules, or the NASDAQ Listing Rules.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation for each proposal, together with the description of each proposal, are set forth in this proxy statement. The Board recommends a vote:

•	“FOR” the election of the three nominees to the Board;
•	“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
•	“FOR” the approval of the non-binding advisory resolution on the compensation of our named executive officers.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its shareholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

For Proposal 1, you may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. For any other matter to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy using the enclosed proxy card, in each case as described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•	To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” Proposals 1, 2 and 3 as set forth in the Notice of Annual Meeting of Shareholders.

If any other matter is presented at the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its shareholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Shareholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the shareholder of record of your shares, you may revoke your proxy in any one of the following three ways:

•	filing a timely written revocation of the proxy with our Secretary;
•	submitting a signed proxy card bearing a later date; or
•	attending the Annual Meeting and voting in person.

If your shares are not registered in your own name, you will need appropriate documentation from the shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

When are shareholder proposals due for the 2018 Annual Meeting of Shareholders?

If you wish to submit proposals to be included in our proxy statement for the 2018 annual meeting of shareholders, we must receive them on or before November 23, 2017, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission, or the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In addition, under our Amended and Restated By-laws, if you wish to nominate a director for the 2018 annual meeting of shareholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to our Secretary; and (iii) your notice must contain specific information required in Section 3.23 of our Amended and Restated By-laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive offices between November 23, 2017 and December 23, 2017; provided, however, that in the event that the 2018 annual meeting of shareholders is called for a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2018 annual meeting was mailed or such public disclosure of the date of the 2018 annual meeting was made, whichever first occurs. For additional information about our director nomination requirements, please see our Amended and Restated By-laws.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 (without exhibits) without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing to Linda Kuipers, Secretary, Sussex Bancorp, 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866. The Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov and on our website at www.sussexbank.com by clicking on “Investors — SEC Filings.”

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, they will hold office until the annual meeting of shareholders in 2020 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.

If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any nominee, pursuant to which such person was nominated to be a director.

Nominees	Term Expires	Position(s) Held
Patrick E. Brady	2020	Director
Edward J. Leppert	2020	Director
Michael X. McBride	2020	Director

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Board currently consists of 9 directors. Mr. Charles A. Musilli and Mr. John E. Ursin resigned effective December 21, 2016 and January 25, 2017, respectively. Effective February 22, 2017, the Board appointed Mr. Michael X. McBride to fill the vacancy created when Mr. Musilli resigned. The Board did not fill the vacancy created by Mr. Ursin’s resignation because on January 25, 2017, the Board reduced the size of the Board by one seat. Set forth below are the names, ages and length of service of each of the members of our Board.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Patrick E. Brady	63	2017	Director	2005
Edward J. Leppert	56	2017	Chairman of the Board	2001
Michael X. McBride	63	2017	Director	2017

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Mark J. Hontz	50	2018	Director	1998
Timothy Marvil	55	2018	Director	2008
Richard Branca	69	2019	Director	2005
Katherine H. Caristia	63	2019	Director	2010
Anthony Labozzetta	53	2019	President and Chief Executive Officer; Director	2010
Robert McNerney	58	2019	Director	2011

(1)	At March 23, 2017.

The principal occupation, education and business experience, where applicable, of each nominee for election as a director and each continuing and retiring director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees

Mr. Patrick E. Brady has been the Chief Executive Officer of Heath Alliance for Care of Hackettstown, New Jersey, a not for profit corporation providing housing and services for the elderly, since 1995. Heath Alliance for Care, Inc. is parent to Heath Village, Inc. and Canterbury Village, Inc.. Mr. Brady was also formerly a trustee of Cathedral Healthcare Systems. As a Chief Executive Officer, Mr. Brady has experience in many of the issues we deal with, including financial and strategic planning, technology and government relations.

Mr. Edward J. Leppert is a certified public accountant and founder of Leppert Group LLC, and has been in public practice since 1986. Effective January 1, 2012, he was elected Chairman of the Board of both the Company and Sussex Bank. He previously served as Vice Chairman of the Board and has also served as the Chairman of the Audit, Executive, and Nominating and Corporate Governance Committees. His experience with financial and corporate governance matters and knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to us.

Mr. Michael X. McBride, Esq. is an attorney and partner at Connell Foley LLP (“Connell Foley”) in Roseland, New Jersey. His practice focuses on real estate and construction. From 2010 through 2015, Mr. McBride served as Connell Foley’s Managing Partner. He is admitted to the New York State Bar and the New Jersey State Bar. He is a graduate of Stanford University and Georgetown University Law Center. Mr. McBride’s knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to us and provides us valuable insight into the current market.

Continuing Directors

Mr. Mark J. Hontz is a partner in the Newton, New Jersey based law firm of Hollander, Strelzik, Pasculli, Hinkes, Wojcik, Gacquin, Vandenberg & Hontz, L.L.C. and has been a practicing lawyer since 1992. His experience counseling various clients and business entities has given him insight into many of the issues we deal with, including risk mitigation and corporate governance.

Reverend Timothy Marvil is the Chairman of Ames Rubber Corporation of Hamburg, New Jersey. Ames is a technical engineering and manufacturing company of polymer parts and products. He has been employed by Ames since 1984, and is a graduate of Brown University. He is also an ordained minister in the First Presbyterian Church of Homer and a trustee/director of Oaklawn Hospital. Reverend Marvil’s employment at Ames has provided him with experience in corporate finance, corporate governance and capital allocation, all issues faced by us.

Mr. Richard Branca is the owner and President of Bergen Engineering Company, East Rutherford, New Jersey. He is also the President of Branca Properties, which owns and manages over 1.3 million square feet of office, warehouse and retail space. Mr. Branca also serves as a Principal of Concord Hospitality, an entity which owns or operates over 84 full and select service hotels throughout the United States and Canada. Mr. Branca’s broad based business experience has provided him with insight and understanding of many of the same issues that both our small business customers and we deal with today, including financial and strategic planning, capital allocation and management development.

Ms. Katherine H. Caristia is a certified public accountant and has served as the Chief Operating Officer/Chief Financial Officer of the Jan Group of Companies of Randolph, New Jersey since 2001. She was previously the Controller of the Jan Group of Companies. Her accounting and prior business positions have given Ms. Caristia experience in the service, retail and financial sectors. Ms. Caristia’s financial and accounting background allow her to provide insight to the Board on many of the issues we deal with on a daily basis. In addition, Ms. Caristia’s accounting experience qualifies her to serve as the Chairman of our Audit Committee.

Mr. Anthony Labozzetta has been our President and Chief Executive Officer since January 2010. He was previously an Executive Vice President of TD Bank from 2006 to 2010. Prior to joining TD Bank, Mr. Labozzetta served as the Senior Executive Vice President and COO of Interchange Financial Services Corporation until its acquisition by TD Bank in 2006. Mr. Labozzetta also previously served as the Chief Financial Officer of Interchange Financial Services Corporation. He was formerly a certified public accountant with Deloitte & Touche. With more than 26 years of banking experience, including strategic planning and growth, regulatory compliance, investor relations, risk management, mergers and acquisitions and management development, Mr. Labozzetta has extensive and diverse knowledge of the banking business.

Mr. Robert McNerney has been the owner of a real estate company, McNerney & Associates, Inc., since 1981. McNerney & Associates, Inc. provides appraisal, management, brokerage and development services throughout northern New Jersey and New York. He is a licensed appraiser and real estate broker in NJ and NY and holds an MAI and SRA designation from the Appraisal Institute. He holds a CRE designation from the Counselors of Real Estate, which is awarded to individuals nominated by their peers who possess extensive experience in the commercial real estate business. Mr. McNerney’s extensive experience in the real estate markets and as a business owner provides us valuable insight into the current market.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following are our executive officers who are not also members of the Board and therefore are not listed above:

Mr. Steven M. Fusco, age 50, has served as Chief Financial Officer and Senior Executive Vice President since 2010. Mr. Fusco also has served as the Chief Financial Officer of Sussex Bank since June 2010. Mr. Fusco has over 29 years of banking experience, including managing accounting and treasury functions, strategic planning, risk management, regulatory compliance, mergers and acquisitions and consulting. Prior to joining the Company and Sussex Bank, Mr. Fusco served as a Vice President and Treasury Manager with Investors Bank and as the Chief Financial and Operating Officer and Executive Vice President of Mariner’s Bancorp and Mariner’s Bank. Mr. Fusco also served as the Treasurer and First Vice President for Interchange Bank during his 10 years at the bank.

Mr. George Lista, age 57, has served as the President and Chief Executive Officer of our subsidiary, Tri-State Insurance Agency, since 2001. Mr. Lista joined Sussex Bank when we acquired Tri-State Insurance Agency in 2001. Mr. Lista served as Chief Operating Officer of Tri-State prior to its acquisition. Mr. Lista has 36 years of experience in the insurance industry.

Mr. Vito Giannola, age 40, has served as Executive Vice President and Chief Retail Officer of Sussex Bank since September 2010. Mr. Giannola has over 15 years of experience in retail, small business and government banking. Prior to joining Sussex Bank, Mr. Giannola served as Retail Market Manager and Senior Vice President with TD Bank, where he held various positions throughout the bank. Mr. Giannola also held various positions with Chase and First Union (Wells Fargo).

Mr. Sergio Musacchio, age 49, was appointed to the role of Executive Vice President and Chief Lending Officer of Sussex Bank in July 2016. In this role, Mr. Musacchio is responsible for managing the lending and administrative support functions of the Commercial Banking operation. Mr. Musacchio has over 17 years’ experience in the Commercial Banking segment supporting the financial needs of businesses ranging from Small Business through Middle Market banking. Prior to joining Sussex Bank, Mr. Musacchio served as the Executive Vice President, Chief Credit Operations Officer at Santander Bank. He was responsible for all credit operations supporting the Business Banking segment and managed a staff of over 200 employees. Mr. Musacchio also held the positions of Senior Vice President, State Manager of Business Banking with TD Bank.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, the President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held four regularly scheduled meetings and seven special meetings during the year ended December 31, 2016. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy to encourage directors and nominees to attend the Annual Meeting. At the 2016 annual meeting of shareholders, all members then serving on the Board were in attendance.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of a compensation committee must also satisfy independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company which is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ Listing Rules, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that all of its directors, including the director nominees, satisfy general independence requirements under the NASDAQ Listing Rules, other than Messrs. Labozzetta and Ursin. In making this determination, the Board found that none of the directors, other than Messrs. Labozzetta and Ursin, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Messrs. Labozzetta and Ursin, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Mr. Labozzetta, our President and Chief Executive Officer, is not an independent director by virtue of his current or former employment with us. Mr. Ursin is not an independent director due to certain related-person transactions in excess of $120,000 for 2013 which are described in more detail under the section entitled “Transactions with Related Persons” found elsewhere in this proxy statement. The Board also determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Code of Ethics and Corporate Governance Guidelines

We have a Code of Conduct, which applies to all our directors, officers and employees. We also have a Senior Management Code of Ethics, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions for us, and which requires compliance with the Code of Conduct. The Senior Management Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on our website at the internet address set forth below. We did not amend or grant any waivers of a provision of our Code of Ethics during 2016.

The Board adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board independence, composition and selection, Board meetings and involvement of senior executives, senior executive performance evaluation and succession planning, and Board committees and compensation.

The Code of Conduct, the Senior Management Code of Ethics and the Corporate Governance Guidelines are available on our website at www.sussexbank.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board does not have a formal policy on separating the roles of Chairman of the Board and Chief Executive Officer and, if separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate. The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in our best interest and that of our shareholders. The positions of our Chairman of the Board and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that our Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. The Board recognizes that depending on the circumstances other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure.

Board’s Role in Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by us include credit risk relating to our loans and interest rate risk related to our balance sheet. The Board oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the loan and asset-liability committees. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

Committees of the Board of Directors

The Board has established three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2016, for each Board committee:

Name	Audit	Compensation	Nominating and Corporate Governance
Patrick E. Brady	X		X
Richard Branca		X	X
Katherine H. Caristia**	X*		X
Mark J. Hontz	X	X	X
Edward J. Leppert	X		X*
Timothy Marvil		X*
Robert McNerney
Michael X. McBride
Total meetings in 2016	4	4	4

*	Committee Chair
**	Financial Expert

Below is a description of each committee of the Board.

Audit Committee

During 2016, the Audit Committee was chaired by Ms. Caristia, with Messrs. Brady, Hontz and Leppert as members. The purpose of the Audit Committee is to assist the Board’s oversight of our accounting and financial reporting process, including our internal audit function and the audits of our financial statements.

The primary duties and responsibilities of the Audit Committee are to:

•	oversee and monitor the financial reporting process, internal audit function and internal controls and procedures;
•	appoint, compensate and oversee the work of the independent auditors;
•	review and evaluate the audited financial statements with management and the independent auditors and report any substantive issues found during the audit to the Board;
•	review and approve all transactions with related persons; and
•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board.

The Audit Committee is also responsible for the pre-approval of all audit, review, attest and non-audit services provided by our independent auditors. The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm during 2016.

The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

The Board reviews the definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act). The Board has also determined that Ms. Caristia qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee has a written charter, which is available on our website at www.sussexbank.com.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2016 with management and our independent registered public accounting firm, BDO. The Audit Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Sussex Bancorp
Audit Committee

Katherine H. Caristia, Chair
Patrick E. Brady
Mark Hontz
Edward J. Leppert

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

During 2016, the Compensation Committee was chaired by Mr. Marvil, with Messrs. Branca and Hontz as members. The purpose of the Compensation Committee is to review senior management’s performance and determine compensation, and review and set guidelines for compensation of all employees.

The primary duties and responsibilities of the Compensation Committee are to:

•	annually review and approve corporate and/or individual goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate performance in light of those goals and objectives, and recommend to the Board the compensation level based on this evaluation;
•	annually review and recommend to the Board for the President and Chief Executive Officer and the senior executives (i) annual base salary, (ii) any annual and long-term incentives, and (iii) any special or supplemental benefits;
•	make recommendations to the Board with respect to profit sharing and equity-based compensation plans; and
•	review and adopt any necessary or desirable amendments or changes to any and all benefit, incentive compensation and equity-based plans.

The Compensation Committee has the authority to delegate its authority to subcommittees as it deems appropriate; provided, that any such subcommittee shall report to the entire Compensation Committee on its activities. The Compensation Committee also has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During the past fiscal year, the Compensation Committee engaged BFS Group, a compensation consulting firm, to advise the Compensation Committee on the director deferred compensation plan and executive SERP plans. The Compensation Committee instructed the consultant to replace the existing director deferred stock with a plan that reduced the overall costs to the Company. In addition, the compensation consulting firm is reviewing SERPs for certain executive officers. In 2015, Meyer-Chatfield Compensation Advisors was engaged by the Compensation Committee and provided recommendations regarding the levels of compensation of executive officers and directors relative to our industry peers. The Compensation Committee took into account the recommendations of Meyer-Chatfield Compensation Advisors and utilized information, including peer data, regarding the compensation of our executive officers and directors provided by the consultants in evaluating, recommending and determining compensation levels.

The Board reviews the definition of independence for Compensation Committee members on an annual basis and has determined that all members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10C-1 under the Exchange Act). The Compensation Committee has a written charter, which is available on our website at www.sussexbank.com.

Nominating and Corporate Governance Committee

During 2016, the Nominating and Corporate Governance Committee was chaired by Mr. Leppert, with Ms. Caristia and Messrs. Brady, Branca and Hontz as members. The purpose of the Nominating and Corporate Governance Committee is to identify and evaluate individuals qualified to become directors, and periodically review our organizational documents and corporate governance policies.

The primary duties and responsibilities of the Nominating and Corporate Governance Committee are to:

•	identify, review and evaluate candidates to serve as directors (consistent with criteria approved by the Board);
•	recommend to the Board for selection candidates for election to the Board;
•	review and evaluate incumbent directors;
•	develop and oversee annual evaluations of the Board and its members, its committees and the Chief Executive Officer; and
•	annually review our corporate governance guidelines and insider trading policies and procedures.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. When we have an opening on the Board, we will always look at a diverse pool of candidates. It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account the candidate’s diversity, skills, such as an understanding of financial statements, financial reporting systems and our market area, and independence from management. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee also has the authority to retain any search firm to assist in the identification of director candidates. However, the Nominating and Corporate Governance Committee has not retained any such search firm, and we do not pay a fee to any third party to identify or evaluate director candidates.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders. All shareholder recommendations are evaluated on the same basis as any recommendation from members of our Board or management. Recommendations should be sent to Linda Kuipers, Secretary, Sussex Bancorp, 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866. Director nominations by shareholders should be received by the Secretary between November 23, 2017 and December 23, 2017 for the 2018 annual meeting of shareholders. For additional information about our director nomination requirements, please see our Amended and Restated By-laws. As of the date of this proxy statement, the Nominating and Corporate Governance Committee and the Secretary had not received any shareholder nominations or recommendations for nominees in connection with the Annual Meeting. All nominees were nominated by the Nominating and Corporate Governance Committee.

The Board reviews the definition of independence for Nominating and Corporate Governance Committee members on an annual basis and has determined that all members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules). The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.sussexbank.com.

Shareholder Communications with Our Board of Directors

Shareholders wishing to communicate directly with the independent members of the Board may send correspondence to Edward J. Leppert, Chairman of the Board, One County Road 560, Sandyston, New Jersey 07826.

EXECUTIVE COMPENSATION

Summary Compensation Table1

The table below sets forth the compensation paid to our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during each of the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compensation(3) ($)	Total ($)
Anthony Labozzetta, President and Chief Executive Officer	2016	393,105	148,001	357,512	37,777	96,079	1,032,474
	2015	375,877	140,954	140,956	23,233	91,445	772,465
Steven M. Fusco, Senior Executive Vice President and Chief Financial Officer	2016	208,632	62,839	178,054	20,209	2,352	472,086
	2015	199,489	59,847	59,850	15,596	5,996	340,778
George Lista, Chief Executive Officer, Tri-State Insurance Agency	2016	176,218	46,975	83,800	__	167,602	474,595
	2015	169,332	36,081	12,830	—	178,005	396,248

(1)	The amounts set forth represent the aggregate grant date fair value of the stock awards and option awards, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that the named executive officers will recognize.
(2)	Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) employer contributions, health savings account, or HSA, contributions, Supplemental Executive Retirement Plan, or SERP, contributions and commissions. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, for 2016, the named executive officers were provided certain non-cash perquisites and personal benefits that did not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

	Life Insurance Premiums ($)	401(k) Employer Contributions ($)	HSA Contributions ($)	SERP Contributions ($)	Commissions ($)	Total ($)
Anthony Labozzetta	1,301	7,950	—	86,828	—	96,079
Steven M. Fusco	543	1,809	—	—	—	2,352
George Lista	1,983	7,950	1,250	—	156,419	167,602

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding stock options outstanding at December 31, 2016, whether granted in 2016 or earlier, including awards that have been transferred other than for value.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Anthony Labozzetta	02/24/2016	—	11,216	12.83	02/23/2026	29,610	(2)	618,849
	02/06/2015	1,305	5,221	10.25	02/06/2025
	11/05/2014	7,200	10,800	9.97	11/05/2024

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Steven M. Fusco	02/24/2016	—	6,000	12.83	02/23/2026	7,618	(3)	159,216
	02/06/2015	876	3,505	10.25	02/06/2025
	11/05/2014	3,600	5,400	9.97	11/05/2024
George Lista	—	—	—	—	—	1,901	(4)	39,731

(1)	Market value is calculated on the basis of $20.90 per share, which is the closing sales price for our common stock on December 30, 2016.
(2)	10,000 shares will vest on January 1, 2017; 11,187 shares will vest over three years beginning February 9, 2017; 4,703 shares will vest over two years beginning February 6, 2017 and 3,720 shares will vest on January 22, 2017.
(3)	957 shares will vest on January 22, 2017; 4,750 shares will vest over three years beginning February 9, 2017; and 1,911 shares will vest over two years beginning February 6, 2017.
(4)	334 shares will vest on March 12, 2017; 1,000 shares will vest over three years beginning February 24, 2017 and 567 shares will vest over two years beginning February 6, 2017.

Long-term Incentive Compensation

Long-term incentives are provided to the named executive officers through awards made under the equity plans established by the Company and Sussex Bank from time to time.

Under the Sussex Bank Amended and Restated Executive Incentive and Deferred Compensation Plan, or the Plan, our executives who are selected to participate in the Plan may earn awards paid in both cash and shares of our common stock; provided, that certain Company-wide and/or individual performance criteria are met. The Compensation Committee will annually determine performance criteria for each participating executive. Grants of common stock will be subject to a three-year vesting requirement, and all awards will be subject to repayment in the event that it is subsequently determined that the performance metrics on which the award is based are subsequently determined not to have been satisfied, due to a financial restatement or otherwise. Participants in the Plan have the option to defer some or all of their compensation or cash incentive awards. Amounts so deferred will earn interest at a rate equal to the average interest rate earned by Sussex Bank on its investment portfolio.

Effective April 24, 2013, our shareholders approved the 2013 Equity Incentive Plan, or the Equity Plan. All employees, directors and other service providers are eligible to be granted awards under the Equity Plan. The Equity Plan provides for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and “non-qualified stock options.” In addition, the Equity Plan may grant restricted stock awards, restricted stock units and unrestricted stock awards. The Equity Plan is administered by the Company’s Compensation Committee, which has the authority to select the employees, directors and other service providers who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the Equity Plan.

No option issued under the Equity Plan is exercisable after the 10th anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year, generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of our shares unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

We will receive no monetary consideration for the granting of awards under the Equity Plan. Upon the exercise of options, we receive payment from optionees in exchange for shares issued. During the last fiscal year, we did not adjust or amend the exercise price of stock options previously awarded.

In the event of any increase or decrease in the number of outstanding shares of common stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of ours on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Subject to the exceptions described below, upon the occurrence of a “change in control,” as defined in the Equity Plan, all outstanding shares of restricted stock and all stock units will become immediately vested, and the shares of stock subject to outstanding stock units will be delivered immediately before the occurrence of the change in control. In addition, either of the following two actions will be taken:

•	15 days before the scheduled completion of the change in control, all options will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon the consummation of the change in control; or
•	instead of providing for accelerated vesting in awards under the Equity Plan in connection with the change in control, the Compensation Committee may provide that awards, whether or not exercisable, will be terminated and the holders of awards will receive a cash payment, or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment, equal to the value of the award.
•	In general, a “change in control” means:
º	a person or group becomes the beneficial owner of more than 50% of the combined voting power of our voting stock on a fully diluted basis;
º	a merger or consolidation of our Company, other than any such transaction in which the holders of our voting securities prior to the transaction own at least a majority of the voting power of the surviving entity immediately after the transaction;
º	a sale of substantially all of our assets to another person or entity; or
º	the dissolution or liquidation of our Company.

If we are the surviving entity in any reorganization, merger or consolidation of our Company with one or more other entities that does not constitute a change in control, any option outstanding under the Equity Plan will apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled immediately following the transaction, with a corresponding proportionate adjustment of the option exercise price.

The Compensation Committee may provide in any agreement under the Equity Plan for different provisions to apply to an award under the Equity Plan than those described above.

We may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligations with respect to the Company or any affiliate, or otherwise in competition with the Company or any affiliate, to the extent specified in such award agreement. We may annul an outstanding award if the grantee thereof is an employee and is terminated for “Cause” as defined in the applicable award agreement or the Equity Plan, as applicable.

Employment Agreements, Change in Control Agreements and Other Material Agreements

Anthony Labozzetta

Employment Agreement.  The Company and Sussex Bank are parties to an employment agreement with Mr. Labozzetta, pursuant to which he will serve as President and Chief Executive Officer of the Company and Sussex Bank. The employment agreement provides for a three-year term which is automatically extended for an additional year annually unless either party provides written notice terminating the automatic extension. The employment agreement provides that Mr. Labozzetta will receive a base salary of at least $315,000, subject to increase or decrease as determined by the Board. He has further been granted 50,000 shares of our common stock, subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is defined in the employment agreement. 80% of these shares were vested as of January 1, 2016 and the remaining 20% were vested on January 1, 2017, subject to acceleration in the event of a change in control or Mr. Labozzetta’s death or disability. He will also receive customary fringe benefits, including an automobile or cash allowance, consistent with his position as President and Chief Executive Officer of the Company and Sussex Bank.

The employment agreement permits us to terminate Mr. Labozzetta’s employment for cause (as defined in the agreement) at any time. In the event Mr. Labozzetta is terminated for any reason other than cause, or in the event Mr. Labozzetta resigns his employment because he is reassigned to a position of lesser rank or status than President and Chief Executive Officer, his place of employment is relocated by more than 50 miles from its location on the date of the employment agreement, or his compensation or other benefits are reduced, Mr. Labozzetta, or in the event of his death, his beneficiary, will be entitled to receive his base salary at the time of such termination or resignation for the remaining term of the employment agreement, or one year, whichever is greater. In addition, we will continue to provide Mr. Labozzetta with certain insurance and other benefits through the end of the term of the employment agreement.

Mr. Labozzetta’s employment agreement also contains a change in control provision which would entitle Mr. Labozzetta to receive an amount equal to the base salary he would have received had the employment agreement terminated according to its term, except that after the fifth anniversary of Mr. Labozzetta’s employment, he will be entitled to a payment equal to 2.99 times his then current base salary and 2.99 times the greater of the last bonus actually paid to him or his current bonus eligibility, assuming he performed at the targeted level. Mr. Labozzetta’s employment agreement also contains a “gross-up payment” in the event any excise tax is imposed on the benefits payable to Mr. Labozzetta upon a change in control. Mr. Labozzetta would also be entitled to continuation of his health, medical, hospital and life insurance benefits for a period of three years.

Supplemental Executive Retirement Plan.  On July 20, 2011, we entered into a SERP, a non-qualified defined contribution pension plan that provides supplemental retirement income for Mr. Labozzetta. The SERP was effective as of January 1, 2011. Based on the attainment of certain annual performance targets, we will make annual contributions up to a maximum of 22% of Mr. Labozzetta’s annual base salary to the SERP for the benefit of Mr. Labozzetta. Any amounts credited to the SERP will accrue interest equal to that paid by U.S. 10-year Treasury Notes for each applicable year. The SERP provides for the benefits to be paid monthly over a five-year period commencing the first day of the month following the later of Mr. Labozzetta’s 65th birthday, normal retirement age or termination of employment. If Mr. Labozzetta’s employment is terminated before normal retirement age, absent a change in control and other than by us for cause, the amount of the benefit payable to Mr. Labozzetta would be a 100% vested interest in his account if he completed at least 10 years of plan participation. If Mr. Labozzetta is terminated by us without cause or as a result of Mr. Labozzetta’s Resignation for Good Reason (as defined in the SERP), Mr. Labozzetta would be entitled to a 100% vested interest in his account regardless of the number of years of plan participation. If Mr. Labozzetta is employed by us at the time of a Change of Control (as defined in the SERP), Mr. Labozzetta would automatically be entitled to a 100% vested interest in his account regardless of the number of years of plan participation. If Mr. Labozzetta would become disabled or die before reaching normal retirement age, either he or his beneficiary would be entitled to a 100% vested interest in his account. The SERP also contains a restrictive covenant conditioning Mr. Labozzetta’s receipt of the benefits on his compliance with the non-compete provisions as defined in his employment agreement.

Steven M. Fusco

The Company and Sussex Bank entered into an employment agreement, dated June 23, 2010, with Mr. Fusco, pursuant to which he will serve as Executive Vice President and Chief Financial Officer of the Company and Sussex Bank. The employment agreement provides for a two-year term; provided, that at the end of the term, and each year thereafter, the term of the employment agreement shall automatically be renewed for an additional year until either party, by written notice provided at least 90 days prior to the end of the term, elects not to renew. Mr. Fusco’s employment agreement has been automatically renewed for an additional year beginning June 23, 2014. The employment agreement provides that Mr. Fusco will receive a base salary of at least $160,000, subject to increase or decrease as determined by the Board. Mr. Fusco has further been granted an award of 24,725 shares of our common stock pursuant to his employment agreement, subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is defined in the employment agreement. 100% of these shares were vested as of June 23, 2016. Mr. Fusco will also receive customary fringe benefits, including the use of a Company automobile.

The employment agreement permits us to terminate Mr. Fusco’s employment for cause (as defined in the agreement) at any time. In the event Mr. Fusco is terminated for any reason other than cause, or in the event Mr. Fusco resigns his employment because he is reassigned to a position of lesser rank or status than Chief Financial Officer, his place of employment is relocated by more than 50 miles from its location on the date of the employment agreement, or his compensation or other benefits are reduced, Mr. Fusco, or in the event of his death, his beneficiary, will be entitled to receive a lump sum payment equal to his base salary at the time of such termination or resignation for the remaining term of the employment agreement, or one year, whichever is greater. In addition, we will continue to provide Mr. Fusco with certain insurance and other benefits for the remaining term of the employment agreement, or one year, whichever is greater.

Mr. Fusco’s employment agreement also provides that upon the occurrence of a change in control, as such term is defined in the employment agreement, and in the event Mr. Fusco is subsequently terminated for reasons other than cause or in the event Mr. Fusco, within 18 months of the change in control, resigns his employment for good cause, he will be entitled to receive a lump sum severance payment equal to two times his then current base salary, which may be reduced, if necessary, to an amount which is one dollar ($1.00) less than an amount equal to three times Mr. Fusco’s “base amount,” as determined in accordance with such Section 280G of the Code.

George Lista

In September 2006, our Tri-State Insurance Agency subsidiary entered into an employment agreement with Mr. Lista. Under Mr. Lista’s employment agreement, he was to serve as the Chief Executive Officer of Tri-State Insurance Agency for an initial term of five years ending December 31, 2011. The term of the employment agreement will automatically renew for two additional one-year periods unless either Mr. Lista or Tri-State Insurance Agency provides notice of an intention not to renew. Accordingly, Mr. Lista’s employment agreement has been renewed such that it will expire no earlier than December 31, 2017. Mr. Lista currently receives a base salary of $169,332 annually, which is to be adjusted each January 1 to reflect the increase in the consumer price index. Mr. Lista is also entitled to receive commissions on insurance products sold by him, and he is also entitled to participate in our Executive Incentive and Deferred Compensation Plan. Mr. Lista may be terminated for cause (as defined in the agreement). In the event Mr. Lista’s employment is terminated other than for cause, he will be entitled to receive his then current base salary and insurance benefits for the remaining term of the employment agreement.

DIRECTOR COMPENSATION

Meeting Fees

Our non-employee directors receive an annual retainer of $7,500, except for the Chairman of the Board who receives an annual retainer of $65,000. In addition, non-employee directors, other than the Chairman of the Board, receive a per-meeting fee of $500. Members of our committees also receive fees for committee service or for serving as the Chair of a committee. The Chair of our Audit Committee receives a per-meeting fee of $1,500 and committee members receive a per-meeting fee of $1,000. The Chair of our Compensation Committee receives a per-meeting fee of $1,500, and committee members receive a per-meeting fee of $750. All members of the Nominating and Corporate Governance Committee receive a per-meeting fee of $300.

Director Deferred Compensation Agreement

The Board originally adopted a Director Deferred Compensation Agreement, or DDCA, for both Sussex Bank and the Company in July 2006, which has subsequently been amended. Under the terms of the DDCA, a director may elect to defer all or a portion of his fees for the coming year. The deferred amounts are credited with earnings at a rate equal to either (i) the average interest rate earned by us on our investment portfolio, or (ii) the total return of our common stock. The earnings rate is elected by each director in advance of the year in which the fees are earned and cannot be changed for amounts deferred once the election is made for that year.

The participant’s benefit will be distributed to the participant or his beneficiary upon a change in control of the Company, the termination of the DDCA, the occurrence of an unforeseeable emergency, the termination of the participant’s affiliation with the Company, the participant’s retirement or the participant’s death or disability. Upon distribution, a participant’s benefit will be paid in cash to the extent such deferred amounts were credited with the average interest rate and in stock to the extent such deferred amounts were credits with the total return on our common stock.

Director Compensation

The table below sets forth information regarding compensation accrued or paid to our non-employee directors during the last fiscal year for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(3) ($)	Total ($)
Patrick E. Brady(4)	22,900	10,472	—	33,372
Richard Branca(4)	25,200	10,472	—	35,672
Katherine H. Caristia(4)	25,800	10,472	—	36,272
Mark J. Hontz(4)	29,400	10,472	—	39,872
Edward J. Leppert	65,000	10,472	13,480	88,952
Timothy Marvil(4)	20,100	10,472	—	30,572
Robert McNerney(4)	22,800	10,472	—	33,272
Charles A. Musilli(4)	17,200	10,472	—	27,672
John E. Ursin(4)	19,100	10,472	—	29,572

(1)	Includes retainer payments, meeting fees and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards and option awards granted to our directors.

(3)	The following table lists the aggregate number of shares of restricted stock and options outstanding at year-end for each director:

Name	Restricted Stock (#)	Options (#)
Patrick E. Brady	1,400	—
Richard Branca	1,400	—
Katherine H. Caristia	1,400	—
Mark J. Hontz	1,400	—
Edward J. Leppert	1,400	4,000
Timothy Marvil	1,400	—
Robert McNerney	1,400	—
Charles A. Musilli	0	—
John E. Ursin	1,400	—
(4)	Messrs. Brady, Branca, Hontz, Marvil, McNerney, Musilli, Ursin and Ms. Caristia deferred $5,900, $25,200, $1,660, $750, $22,800, $8,600, $19,100, and $18,300, respectively, of their fees pursuant to the DDCA.

TRANSACTIONS WITH RELATED PERSONS

We have made in the past and, assuming continued satisfaction of generally applicable credit standards, expect to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% or more). These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by our Board under bank regulatory requirements, all related-person transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that each transaction is no less favorable than a transaction with an unaffiliated third party.

Compensation arrangements for our directors and named executive officers are described above under the sections entitled “Director Compensation” and “Executive Compensation.”

Certain Related-Person Transactions

Other than ordinary course lending transactions and compensation arrangements, the following is a description of transactions since January 1, 2015 to which we were a participant or will be a participant, and in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We rent our Augusta, New Jersey office location from a real estate management company of which our executive officer, Mr. Lista, is a 50% owner. The lease expires in July 2017. The Company paid to the real estate management company $147,588 and $147,203 for the years ended December 31, 2016 and 2015.

Mr. Ursin, a former director who resigned effective January 25, 2017, is a partner of Schenk, Price, Smith & King LLP, a firm that renders various legal services to us. During 2016 and 2015, Schenk, Price, Smith & King LLP received fees for legal services of $10,070 and $13,840, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of shares of our common stock as of March 2, 2017, by (i) each director and nominee for director, (ii) each named executive officer, (iii) all our directors and executive officers as a group and (iv) each person who is known by us to beneficially own 5% or more of our outstanding common stock. Other than as set forth in this table, we are not aware of any individual or group that holds in excess of 5% of our outstanding common stock. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Sussex Bancorp, 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding
Directors and Named Executive Officers:
Patrick E. Brady(2)	32,089	*
Richard Branca(3)	64,613	1.4%
Katherine H. Caristia(4)	23,992	*
Mark J. Hontz(5)	20,037	*
Edward J. Leppert(6)	124,117	2.6%
Timothy Marvil(7)	77,235	1.6%
Robert McNerney(8)	13,555	*
Michael X. McBride(9)	118	*
Anthony Labozzetta(10)	250,057	5.2%
Steven M. Fusco(11)	85,320	1.8%
George Lista(12)	81,656	1.7%
Directors & Officers as a Group (17 persons)	845,732	17.6%
Other Shareholders:
Banc Funds Company, LLC(13) 20 North Wacker Drive Chicago, Illinois 60606	327,627	6.9%
Basswood Capital Management LLC(14) 645 Madison Avenue, 10th Floor New York, NY 10022	273,061	5.7%
Entities affiliated with Lawrence B. Seidman(15) 100 Misty Lane Parisppany, NJ 07054	254,317	5.3%

*	Less than 1% of the total outstanding shares of common stock.
(1)	This table is based solely upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,780,655 shares outstanding on February 27, 2017, plus any shares of common stock such person or group has the right to acquire within 60 days of February 27, 2017.
(2)	Consists of: a) 14,965 shares as to which Mr. Brady has sole voting and investment power; b) 1,400 unvested shares of restricted stock as to which he has sole voting power; and c) 15,724 shares issuable pursuant to the DDCA.
(3)	Consists of: a) 50,916 shares as to which Mr. Branca has sole voting and investment power; b) 1,400 unvested shares of restricted stock as to which he has sole voting power; and c) 12,297 shares issuable pursuant to the DDCA.
(4)	Consists of: a) 17,592 shares as to which Ms. Caristia has sole voting and investment power; b) 1,400 unvested shares of restricted stock as to which she has sole voting power; and c) 5,000 shares issuable pursuant to the DDCA.

(5)	Consists of: a) 10,596 shares as to which Mr. Hontz has sole voting and investment power; b) 1,400 unvested shares of restricted stock as to which he has sole voting power; c) 3,686 shares issuable pursuant to the DDCA; and d) 4,355 shares held in an IRA for Mr. Hontz’s benefit as to which he has sole voting and investment power.
(6)	Consists of: a) 38,289 shares as to which Mr. Leppert has sole voting and investment power; b) 1,400 unvested shares of restricted stock as to which he has sole voting power; c) 34,644 shares held in an IRA for Mr. Leppert’s benefit as to which he has sole voting and investment power; d) 9,034 shares held in an IRA for his spouse which he has no voting or investment power; e) 39,950 shares issuable pursuant to the DDCA and f) 800 shares issuable pursuant to options exercisable within 60 days of February 27, 2017.
(7)	Consists of: a) 70,482 shares as to which Mr. Marvil shares voting and investment power with his spouse; b) 1,400 unvested shares of restricted stock as to which he has sole voting power; and c) 5,353 shares issuable pursuant to the DDCA.
(8)	Consists of: a) 6,206 shares as to which Mr. McNerney has sole voting and investment power; b) 1,400 unvested shares of restricted stock as to which he has sole voting power; and c) 5,949 shares issuable pursuant to the DDCA.
(9)	Consists of: a) 118 shares as to which Mr. McBride has sole voting and investment power.
(10)	Consists of: a) 200,074 shares as to which Mr. Labozzetta has sole voting and investment power; b) 26,875 unvested shares of restricted stock as to which he has sole voting power; c) 7,246 shares held for the benefit of his sons as to which he has sole voting and investment power; d) 3,809 shares held in an IRA for his spouse which he has no voting or investment power; and e) 12,053 shares issuable pursuant to options exercisable within 60 days of February 27, 2017.
(11)	Consists of: a) 41,374 shares as to which Mr. Fusco has sole voting and investment power; b) 12,622 unvested shares of restricted stock as to which he has sole voting power; c) 23,722 shares held in an IRA for Mr. Fusco’s benefit as to which he has sole voting and investment power; d) 1,050 shares held for the benefit for his daughters as to which he has sole voting and investment power; and e) 6,552 shares issuable pursuant to options exercisable within 60 days of February 27, 2017.
(12)	Consists of: a) 75,268 shares as to which Mr. Lista has sole voting and investment power; b) 5,285 unvested shares of restricted stock as to which he has sole voting power; and c) 1,103 shares held in an IRA for Mr. Lista’s benefit as to which he has sole voting and investment power.
(13)	Consists of: 327,627 shares held by Banc Funds Company, LLC.
(14)	Consists of: 273,061 shares held by Basswood Capital Management LLC.
(15)	Consists of: 254,317 shares held by entities affiliated with Lawrence B. Seidman.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required during the fiscal year ended December 31, 2016, we believe that, during the 2016 fiscal year, all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Set forth below is certain information, as of December 31, 2016, regarding our equity compensation plans for which we have previously obtained shareholder approval and our equity compensation plans for which we have not previously obtained shareholder approval.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders:
2001 Stock Option Plan	—	—	—
2004 Equity Incentive Plan	—	—	—
2013 Equity Incentive Plan	69,123	11.10	131,726
Equity compensation plans not approved by shareholders:	—	—	—
Total	69,123	11.10	131,726

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2017. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects our independent auditors for the following fiscal year.

During our two most recently completed fiscal years, and through the date of our engagement of BDO, neither we nor anyone acting on our behalf has consulted with BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided by BDO to us that BDO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

One or more representatives of BDO will be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and such representatives will be available to respond to appropriate questions from shareholders.

Vote Required

The ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2017 will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2016 and 2015, we retained and paid BDO to provide audit and other services as follows:

	2016	2015
Audit Fees(1)	$157,896	$113,940
Audit-Related Fees(2)	—	17,820
Tax Fees(3)	28,812	25,967
All Other Fees	—	4,320
Total	$186,708	$162,047

(1)	Includes professional services rendered for the audit of our annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2)	Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions and other attest services not required by statute or regulation.
(3)	Tax fees include the following: preparation of state and federal tax returns, PA Bankshare tax return and assistance with calculating estimated tax payments.

PROPOSAL 3

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, or Say-on-Pay. This vote does not address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in this proxy statement. At the 2013 annual meeting of shareholders, our shareholders recommended that we hold an advisory vote on executive compensation each year. The Board affirmed the shareholders’ recommendation and will hold Say-on-Pay advisory votes on an annual basis until the next required shareholder vote on the frequency of the Say-on-Pay advisory vote, which is scheduled to be held at the 2019 annual meeting of shareholders.

Vote Required

The approval of the non-binding advisory resolution on the compensation of our named executive officers will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

General

The compensation of our named executive officers is disclosed in the Summary Compensation Table and the other related tables and narrative disclosure contained elsewhere in this proxy statement. As discussed in those disclosures, the Board believes that our executive compensation provides a strong link between each named executive officer’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation that is competitive based on our performance and aligned with the long-term interests of our shareholders.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

Your vote on this Proposal 3 is advisory and therefore not binding on us, the Compensation Committee or the Board. Your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to align our executive compensation with our best interest and that of our shareholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Sussex Bancorp
Attn: Linda Kuipers, Secretary
100 Enterprise Drive
Suite 700
Rockaway, New Jersey 07866

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Annual Meeting. However, in the event such other matters come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board.

By Order of the Board of Directors,

Linda Kuipers
Secretary
Rockaway, New Jersey
March 23, 2017

ANNUAL MEETING OF SHAREHOLDERS OF

SUSSEX BANCORP

April 26, 2017

GO GREEN
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.snl.com/irweblinkx/genpage.aspx?IID=4015338&GKP=203214.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3 **042916**

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:

☐ **FOR ALL NOMINEES**
O Patrick E. Brady
O Edward J. Leppert
O Michael X. McBride

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The proxies are authorized to vote in accordance with their discretion with respect to such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all nominees in Item 1 and FOR the proposals listed in Items 2 and 3.

The Board of Directors unanimously recommends a vote FOR the nominees named in Item 1 and a vote FOR the proposals in Items 2 and 3.

PLEASE SIGN AND DATE BELOW, AND RETURN.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

SUSSEX BANCORP

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 26, 2017

The undersigned hereby appoints Steven M. Fusco and Linda Kuipers, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Sussex Bancorp to be held at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey, 07866, on 26th of April, 2017, at 10:00 a.m. and at any adjournments or postponements thereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such meeting, and with all other powers which the undersigned would possess if personally present.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

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